Exhibit (a) (i) under Form N-1A
Exhibit 3 (i) under Item 601/Reg. S-K

FEDERATED STOCK TRUST

AMENDMENT NO. 4
TO THE
AMENDED & RESTATED
DECLARATION OF TRUST
Dated May 19, 2000

THIS Declaration of Trust is amended as follows:
A.	Strike subsection (p) from Section 1 (Powers) of Article V (Powers of the Trustees) and replace it with the following:
"(p) To borrow money;"

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on September 1, 1999, and approved by shareholders at a meeting on November 17, 1999.

      WITNESS the due execution hereof this 29th day of August, 2000.

/s/ John F. Donahue John F. Donahue	/s/ Lawrence D. Ellis, M.D. Lawrence D. Ellis, M.D.
/s/ Thomas G. Bigley Thomas G. Bigley	/s/ Peter E. Madden Peter E. Madden
/s/ John T. Conroy, Jr. John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	/s/ John E. Murray, Jr. John E. Murray, Jr.
/s/ John F. Cunningham John F. Cunningham	/s/ Marjorie P. Smuts Marjorie P. Smuts
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ John S. Walsh John S. Walsh